UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2016

CELGENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34912	22-2711928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Morris Avenue, Summit, New Jersey	07901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (908) 673-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 11, 2016, Celgene Corporation (the “Company”) provided a business update as well as its preliminary 2015 results and financial outlook for 2016 and beyond at the 34th Annual J.P. Morgan Healthcare Conference.  Certain preliminary 2015 unaudited results, non-GAAP financial measures and financial outlook are included in the attached press release, which is incorporated herein by reference.  The Company will report its 2015 full-year financial results on Thursday, January 28, 2016.

The information in this Current Report on Form 8-K, including the exhibit attached hereto, is furnished solely pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  Furthermore, the information in this Current Report on Form 8-K, including the exhibit attached hereto, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Tom Daniel, MD, President, Research and Early Development has been appointed as Chairman of Celgene Research, a newly created position, and will oversee strategic initiatives and investments in the Company’s research and collaboration portfolio.  Rupert Vessey, MA, BM BCh, FRCP, DPhil, will succeed Tom Daniel as President, Research and Early Development, and will be responsible for leading the execution of discovery and development programs across the Company’s portfolio ensuring that Celgene capitalizes on the potential of its internal and partnered opportunities.  A copy of the press release is attached hereto as Exhibit 99.1 and the portion thereof announcing these management changes is incorporated herein by reference.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1 — Press Release dated January 11, 2016

This exhibit is furnished pursuant to Item 2.02 and shall not be deemed to be “filed.”

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION

Date: January 11, 2016	By:	/s/ Peter N. Kellogg
Peter N. Kellogg
Executive Vice President
Chief Financial Officer
(principal financial and accounting officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 11, 2016 with preliminary 2015 results and financial outlook for 2016 and beyond.